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                                                              Exhibit 10(a)


                       FOURTH AMENDMENT TO LOAN AGREEMENT


                This FOURTH AMENDMENT TO LOAN AGREEMENT (the "Fourth Amendment"), dated as of January 27, 1997, and effective as of October 31, 1996, is by and among FIRST UNION NATIONAL Bank, successor to FIRST FIDELITY BANK, N.A., a national banking association with offices located at 123 South Broad Street, Philadelphia, PA 19109 (the "Bank"), CENTRAL SPRINKLER COMPANY, a Pennsylvania corporation with offices located at 451 North Cannon Avenue, Lansdale, PA 19446 (the "Borrower"), CENTRAL SPRINKLER CORPORATION, a Pennsylvania corporation with offices located at 451 North Cannon Avenue, Lansdale, PA 19446 ("Corporation") and CENTRAL CPVC CORPORATION, an Alabama corporation with offices located at 3415 Stanwood Boulevard, Huntsville, AL 35811 ("CPVC", and together with the Corporation, the "Guarantors", and together with the Borrower, the "Obligors").

                                   Background

        A. The Bank, Central Sprink, Inc. (formerly, a California corporation which has been merged into Central Castings Corporation, an Alabama corporation and a subsidiary of Borrower ("Castings")), the Corporation and the Borrower entered into that certain loan agreement, dated as of April 15, 1994 (as amended from time to time, including without limitation, by this Fourth Amendment, the "Loan Agreement"), pursuant to which the Bank agreed to make available to the Borrower a term loan in the original principal amount of $10,000,000 (the "Loan").

        B. In connection with the Loan Agreement and in order to evidence the Loan, the Borrower executed and delivered to the Bank that certain Term Loan Note, dated as of April 15, 1994 (as amended, extended, substituted or replaced from time to time, the "Note"), in favor of the Bank in the original principal amount of $10,000,000.

        C. In connection with the execution and delivery of the Loan Agreement and the Note and in order to secure the prompt payment and performance of the Borrower's obligations thereunder, Corporation executed and delivered to the Bank that certain Guaranty, dated as of April 15, 1994 (together with all amendments and modifications thereto, "Corporation Guaranty").

        D. In connection with the execution and delivery of the Loan Agreement and the Note and in order to secure the prompt payment and performance of the Borrower's obligations thereunder, Sprink executed and delivered to the Bank that certain Guaranty, dated as of April 15, 1994 (together with all amendments and modifications thereto, "Sprink Guaranty", and together with Corporation Guaranty, the "Guarantees").

        E. The Loan Agreement, the Note, the Guarantees, and all of the documents, instruments and agreements executed and delivered in connection therewith, together with all amendments and modifications thereto, shall be referred to hereinafter as the "Loan Documents".

        F. Since the date of the last amendment to the Agreement, Sprink has merged into Castings and CPVC and Central Sprinkler Export Corporation were formed as subsidiaries of Borrower.

        G. The Bank, the Borrower, and the Guarantors, pursuant to the terms hereof, wish to amend certain of the terms of the Loan Documents.

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                NOW, THEREFORE, incorporating the foregoing Background herein by reference and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                1. Defined Terms. Terms used herein which are capitalized but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

                2. Amendments.

                           a.     Each of the following defined terms
contained in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                           "Consolidated Funded Indebtedness" means all
                  obligations of the Company for borrowed money, including, without limitation (and without duplication): (a) all obligations, contingent or otherwise, of the Company in connection with all letter of credit facilities (whether or not drawn), acceptance facilities, or other similar facilities issued for the account of the Company; (b) all obligations of the Company evidenced by bonds, debentures, or other similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company; (d) all capital lease obligations of the Company; (e) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business); and (f) all debt referred to in clause (a) through (e) above secured by (or for which the holder of such debt has existing rights, contingent or otherwise, to be secured by) any lien, security interest, or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such person; provided, however, that: (i) trade indebtedness, tax and other accruals, tax deferrals and deferred compensation occurring in the ordinary course of the Company's business shall be specifically excluded from the foregoing definition; and (ii) the greater of: (A) the aggregate outstanding amount of indebtedness under the bonds referred to in Section 5.12(i), and (B) the maximum aggregate amount of indebtedness for which Central Castings Corporation, the Company or the Guarantors is obligated under the letters of credit which secured such bonds, shall be used for purposes of calculating Consolidated Funded Indebtedness.

                           "Guarantor" means, individually, and "Guarantors"
                  means, collectively, jointly and severally, Central Sprinkler Corporation and CPVC;

                           "Guaranty" means, individually, and "Guaranties"
                  means, collectively (i) the Guaranty and Suretyship Agreements dated as of April 15, 1994, executed and delivered by each Original Guarantor in favor of the Bank, substantially in the form of Exhibit B hereto, and (ii) the Guaranty and Suretyship Agreement, in form and substance satisfactory to the Bank, dated as of January 27, 1997, executed and delivered by CPVC in favor of the Bank;

                           b. Each of the following additional definitions is
hereby added to Section 1.01 of the Loan Agreement to read in its entirety as follows:

                           "CPVC" means Central CPVC Corporation, an Alabama
corporation.

                           "Export" means Central Sprinkler Export Corporation,
a Barbados corporation.

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                           "Fourth Amendment" means the Fourth Amendment to Loan
                  Agreement dated as of January 27, 1997, by and between the Bank, Borrower, and Guarantors.

                           "Fourth Amendment Documents" means collectively, the
                  Fourth Amendment, the Guaranties executed and delivered pursuant to Paragraph 6(a) of the Fourth Amendment, and all other agreements, documents, instruments and writings required pursuant to or delivered in connection with the Fourth Amendment.

                           "Original Guarantor" means, individually, and
                  "Original Guarantors" means collectively, jointly, and severally, Central Sprinkler Corporation and Central Sprink, Inc.

                         c.        Section 5.11 of the Loan Agreement is
hereby amended by substituting the following for clause (b) thereof:

                  (b) Liens (i) in existence on the date of, and disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1993, or otherwise disclosed to the Bank in writing on or prior to April 15, 1994, all as listed and described on Schedule 5.11 attached hereto and (ii) in existence on the date of the Fourth Amendment or contemplated in connection with the financing of CPVC's new plant and machinery, as listed and described on Schedule A to the Fourth Amendment, relating to the following: (A) Central Sprinkler Company indebtedness to CoreStates Bank, N.A., in the original principal amount of $688,000, (B) CPVC indebtedness to CoreStates Bank, N.A., in a principal amount of up to $7,500,000, or any refinancing thereof, whether such refinancing is with CoreStates Bank, N.A., or with another lender, in any form whatsoever, including without limitation, a bond issue, and (C) Spraysafe's indebtedness to Royal Bank of Scotland in the original principal amount of $1,110,000; provided however, that such Liens permitted hereunder shall not include the extension thereof to other property, but shall include those of such Liens that may be renewed or maintained in effect to secure indebtedness that is renewed, extended or refinanced in accordance with Section 5.12(a).



                           d.      Section 5.12 of the Loan Agreement is hereby
amended and restated in its entirety to read as follows:

                  Section 5.12. Neither the Company nor any Guarantor will, or will permit any Subsidiary to, incur, create or permit to exist any Consolidated Funded Indebtedness without the prior written consent of the Bank, except that the Company and the Guarantors may incur, create or permit to exist the following:

                           (a) existing indebtedness listed and described on
                  Schedule 5.12 attached hereto and the indebtedness listed on Schedule A attached to the Fourth Amendment and renewals, extensions and refinancings thereof, provided that the effective rate of amortization thereof is not increased by any such renewal, extension or refinancing and any such renewal, extension or refinancing shall not be on terms less favorable to the Company and the Guarantors than those provided in the existing agreements for such indebtedness;

                           (b) indebtedness to the Bank;

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                           (c) indebtedness subordinated to the indebtedness
                  evidenced by the Loan Documents on terms and conditions satisfactory to the Bank;

                           (d) indebtedness arising from purchase money
                  mortgages or capital leases for equipment financing;

                           (e) acquisition indebtedness provided by the seller
                  in any transaction, provided that such indebtedness is unsecured and is treated as current debt for purposes of compliance with the covenants contained in this Agreement and none of the Company and the Guarantors makes any covenant (other than to repay such indebtedness) in incurring such indebtedness;

                           (f) additional secured indebtedness, provided that
                  such indebtedness shall not exceed $3,000,000 in the aggregate at any time ("Additional Secured Indebtedness");

                           (g) indebtedness incurred as a result of a Second
                  CoreStates Loan; and

                           (h) indebtedness under existing unsecured lines of
                  credit, provided that such indebtedness shall not exceed $45,000,000 in the aggregate at any time, and

                           (i) Central Castings Corporation, a Subsidiary of the
                  Company, shall be permitted to obtain up to approximately $11,440,000 of financing for the acquisition and improvement of certain foundry assets located in Calhoun County, Alabama, through the issuance of industrial revenue bonds supported by a letter or letters of credit issued by the Bank, subject to the agreement of Central Castings Corporation (which obligation shall be guaranteed by the Company and the Guarantors), to reimburse the Bank for any and all draws under such letter(s) of credit.

                           e. Section 5.13 of the Loan Agreement is hereby
amended and restated in its entirety to read as follows:

                  Section 5.13. Neither the Company nor any Guarantor will, or will permit any Subsidiary of the Company or any Subsidiary of any Guarantor to, guarantee or otherwise become liable or responsible for Consolidated Funded Indebtedness or other obligations of any other Person, contingent or otherwise, without the prior written consent of the Bank, except that the Company and the Guarantors may incur, create or permit to exist the following:

                                    (a) the existing guarantees listed and
                           described on Schedule 5.13 attached hereto and the additional guarantees listed and described on Schedule A attached to the Fourth Amendment, as such guarantees may be extended or renewed in connection with the renewal, extension or refinancing of indebtedness in accordance with Section 5.12(a);

                                    (b) by endorsement of negotiable instruments
                           for deposit in the normal course of business;

                                    (c) guarantees issued in favor of the Bank;

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                                    (d) guarantees issued by either or both of
                           the Guarantors in favor of CoreStates Bank, N.A. in connection with a Second CoreStates Loan; and

                                    (e) additional unsecured guarantees for
                           indebtedness, provided that the amount of indebtedness guaranteed shall not exceed $3,500,000 in the aggregate at any time; and

                                    (f) guarantees of the indebtedness permitted
                           pursuant to Section 5.12(i) hereof.

                           f. Sections 5.15 through 5.18 of the Loan Agreement
are hereby amended and restated in their entirety to read as follows:

                  Section 5.15. The Parent and its consolidated Subsidiaries will maintain at all times, from and after October 31, 1996, a consolidated Tangible Net Worth of at least $41,000,000, to be tested on a quarterly basis in connection with the delivery of financial statements pursuant to Section 5.01.

                  Section 5.16. The Parent and its consolidated Subsidiaries will maintain at all times, a ratio of consolidated current assets to consolidated current liabilities (a) not less than
                  1.40 to 1.0, from October 31, 1996 through October 30, 1997, and (b) not less than 1.75 to 1.0, from and after October 31, 1997, to be tested on a quarterly basis in connection with the delivery of financial statements pursuant to Section 5.01.

                  Section 5.17. The Parent and its consolidated Subsidiaries will maintain at all times, (a) a ratio of (i) cash, Investments and accounts receivable to (ii) current liabilities (x) not less than 0.69 to 1.0, from October 31, 1996 through October 30, 1997, and (y) not less than 0.87 to 1.0, from and after October 31, 1997, and (b) cash and Investments in an amount not less than $5,000,000, to be tested on a quarterly basis in connection with the delivery of financial statements pursuant to Section 5.01.

                  Section 5.18. The Parent and its consolidated Subsidiaries will maintain at all times, a ratio of (a) Consolidated Funded Indebtedness, to (b) consolidated Tangible Net Worth (i) not greater than 1.37 to 1.0, from October 31, 1996 through October 30, 1997, and (ii) not greater than 1.2 to 1.0, from and after October 31, 1997, to be tested on a quarterly basis in connection with the delivery of financial statements pursuant to Section 5.0l."

                           3. Conditions Precedent. The effectiveness of this
Fourth Amendment and the Bank's obligations hereunder are conditioned upon the satisfaction of the following conditions precedent:

                         a. The Obligors shall have delivered to the Bank this
Fourth Amendment, duly executed by each of the Obligors.

                         b. All proceedings required to be taken by the Obligors
in connection with the transactions contemplated by this Fourth Amendment shall be satisfactory in form and substance to the Bank and its counsel, and the Bank shall have received all such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.

                         c. The Obligors shall have executed and delivered to
the Bank such other documents, instruments and agreements as the Bank may reasonably request.

                  4. Representations and Warranties. In order to induce the Bank to enter into this Fourth Amendment, the Obligors hereby represent and warrant to the Bank as follows:

                           a. The representations and warranties contained in
the Loan Documents are true and correct on and as of the date of this Fourth Amendment and after giving effect hereto, no Event of Default, or event which, with the passage of time, the giving of notice, or both, would be or become an Event of Default, will be in existence or will occur as a result of giving effect hereto.

                           b. The execution, delivery and performance of this
Fourth Amendment will not violate any provision of any law or regulation or of any writ or decree of any court or governmental instrumentality, or any of the Obligors' certificate or articles of incorporation, by-laws, or other similar organizational documents.

                           c. Each of the Obligors has the power to execute,
deliver and perform this Fourth Amendment and each of the documents, instruments and agreements to be executed and/or delivered in connection herewith and has taken all necessary action to authorize the execution, delivery and performance of this Fourth Amendment and each of the documents, instruments and agreements executed and/or delivered in connection herewith and the performance of the Loan Agreement as amended hereby.

                           d. The execution, delivery and performance of this
Fourth Amendment and each of the documents, instruments and agreements to be executed and/or delivered in connection herewith does not require the consent of any other party or the consent, license, approval or authorization of, or registration or declaration with, any governmental body, authority, bureau or agency and the Loan Documents, this Fourth Amendment and each of the documents, instruments and agreements executed and/or delivered in connection herewith constitute legal, valid and binding obligations of each of the Obligors, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and except as enforcement may be subject to general equitable principles.

                  5. Consents. Subject to, and conditioned upon the Obligors' compliance with the provisions of Paragraph 7 hereof, the Bank hereby consents to the following:

                           a. the merger of Sprink into Castings, which consent
is granted pursuant to Sections 5.03 and 5.14(d) of the Loan Agreement;

                           b. the creation of CPVC and Export as wholly-owned
subsidiaries of the Borrower, which consent is granted pursuant to Section 5.14 of the Loan Agreement;

                           c. the creation of additional liens disclosed on
Schedule A hereto, which consent is granted pursuant to Section 5.11 of the Loan Agreement; and

                           d. the incurrence of the additional indebtedness
identified on Schedule A hereto, which consent is granted pursuant to Section
5.12 of the Loan Agreement; and

                           e. the guaranty by Borrower or Guarantors of the
additional indebtedness identified on Schedule A hereto, which consent is granted pursuant to Section 5.13 of the Loan Agreement.

                  6. Waivers. Subject to, and conditioned upon the Obligors' compliance with the provisions of Paragraph 7 hereof, the Bank hereby waives the Event of Default under Section 6.01(g) of the Loan Agreement resulting from the merger of Sprink into Castings.

                  7. Delivery of Additional Agreements and Instruments. Obligors covenant and agree that, within ten (10) days after the date hereof, they will deliver or will cause to be delivered to the Bank the Guaranty Agreement by CPVC in favor of the Bank, each in form and substance satisfactory to the Bank.

                  8. Reaffirmation. Except as amended hereby, all of the terms, covenants and conditions of the Loan Agreement and each of the other Loan Documents (including, but not limited to, provisions relating to any authority granted to the Bank to confess judgment against the Borrower and any waiver of the right to trial by jury, if any) are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written and are not intended to be re-enacted as of the above date, but rather to be effective as of the original date of such documents.

                  9. Confirmation of Guaranties. Each of the Original Guarantors (other than Sprink) hereby reaffirms and ratifies all of the terms, covenants, and conditions contained in each of their respective Guarantees and confirms that such Guarantees are binding and enforceable against the Guarantors as if such Guarantees had been executed as of the date hereof.

                  10. Binding Effect. This Fourth Amendment shall be binding upon and inure to the benefit of the Obligors and the Bank and their respective successors and assigns; provided, however, that the Obligors may not assign any of their rights, nor delegate any of their obligations, under this Fourth Amendment without the prior written consent of the Bank and any purported assignment or delegation absent such consent shall be void. The Bank may at any time assign or otherwise transfer (by participation or otherwise) any or all of its rights, or delegate any or all of its obligations, hereunder.

                  11. Counterparts: Effectiveness. This Fourth Amendment may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. This Fourth Amendment shall be deemed to have been executed and delivered when the Bank has received counterparts hereof executed by all parties listed on the signature page(s) hereto.

                  12. Amendment and Waiver. No amendment or modification of this Fourth Amendment, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in a writing and signed by the parties hereto.

                  13. Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles.

                  14. Severability. Any provision of this Fourth Amendment that is held to be inoperative, unenforceable, voidable or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that or any other jurisdiction, and to this end the provisions of this Fourth Amendment are declared to be severable.

                  15. Judicial Proceedings. Each party to this Fourth Amendment agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Fourth Amendment, the documents, instruments and agreements executed in connection herewith, the Loan Documents or the dealings of the parties with respect hereto and thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or damages other than, or in addition to, actual damages. THE OBLIGORS ACKNOWLEDGE AND AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS Fourth AMENDMENT AND THAT THE BANK WOULD NOT ENTER INTO THIS Fourth AMENDMENT IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS Fourth AMENDMENT.

                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered as of the day and year first above written.


ATTEST:                                       CENTRAL SPRINKLER COMPANY
By:/s/ George G. Meyer                        By: /s/ Albert T. Sabol
  ---------------------                            ---------------------
 Name: George G. Meyer                             Name: Albert T. Sabol
 Title: CEO                                        Title: E.V.P. - Finance


ATTEST:                                       CENTRAL SPRINKLER CORPORATION
By:/s/ George G. Meyer                        By: /s/ Albert T. Sabol
   -------------------                             --------------------
 Name: George G. Meyer                             Name: Albert T. Sabol
 Title: CEO                                        Title: E.V.P. - Finance


ATTEST:                                       CENTRAL CPVC CORPORATION
By:/s/ George G. Meyer                        By: /s/ Albert T. Sabol
  ---------------------                            --------------------
 Name: George G. Meyer                             Name: Albert T. Sabol
 Title: CEO                                        Title: E.V.P. - Finance

                                              FIRST UNION NATIONAL BANK
                                              By: /s/ Suzanne S. Storm
                                                    ---------------------
                                                   Name: Suzanne S. Storm
                                                   Title: Senior Vice President